Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:
Mel Stephens
(248) 447-1624

Media:
Andrea Puchalsky
(248) 447-1651

Lear Reports Improved Second-Quarter Financial Results
and Updates Full-Year Outlook

          SOUTHFIELD, Mich., August 2, 2007 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating systems, electrical distribution systems and electronic products, today reported financial results for the second quarter of 2007 and updated its full-year 2007 financial outlook.

Second-Quarter Highlights:

■	Reported net sales of $4.2 billion and improved pretax income

■	Achieved positive free cash flow of $204 million

■	Core operating earnings of $229 million

■	Significant progress on global restructuring initiative

■	First market application of SoyFoam™ in 2008 Ford Mustang

          For the second quarter of 2007, Lear reported net sales of $4.2 billion and pretax income of $143.9 million, including restructuring costs of $34.8 million and other special items of $3.4 million. For the second quarter of 2006, Lear reported net sales of $4.8 billion and pretax income of $31.5 million, including restructuring costs and other special items of $24.3 million.

          In Lear’s seating and electrical and electronic segments, net sales were $4.1 billion and income before interest, other expense, income taxes, restructuring costs and other special items (core operating earnings) were $229.3 million for the second quarter of 2007. This compares with net sales of $3.9 billion and core operating earnings of $164.7 million for the second quarter of 2006. A reconciliation of core operating earnings to pretax income as determined by generally accepted accounting principles is provided in the supplemental data pages.

          “The Lear team was able to deliver improved financial results as benefits from restructuring activities, ongoing cost and efficiency actions and new business globally more than offset lower production in North America,” said Bob Rossiter, Lear Chairman and Chief Executive Officer. “Going forward, we plan to continue with our strategy of global restructuring and further sales diversification to improve our longer-term competitiveness.”

          The decline in reported net sales for the quarter reflects primarily the divestiture of Lear’s Interior business and lower production in North America, offset in part by the benefit of new business mainly outside of North America and favorable foreign exchange. Operating improvement reflects favorable cost performance, the benefit of new business and the divestiture of Lear’s Interior business, offset in part by lower production in North America.

          In the seating segment, operating margins improved, reflecting favorable cost performance from restructuring and ongoing efficiency actions, selective vertical integration and the benefit of new business primarily outside of North America. In the electrical and electronic segment, operating margins declined, reflecting unfavorable net pricing, lower volume in North America, the roll-off of two programs in North America as well as litigation costs and other commercial items.

          Lear reported net income of $123.6 million, or $1.58 per share, for the second quarter of 2007. This compares with a net loss of $6.4 million, or $0.10 per share, for the second quarter of 2006.

          Free cash flow in the second quarter of 2007 was $204.0 million as compared to $0.8 million in the second quarter of 2006. The improvement reflects primarily the improvement in earnings and lower capital spending. (Net cash provided by operating activities was $289.3 million in the second quarter of 2007 as compared to $74.8 million in the second quarter of 2006. A reconciliation of free cash flow to net cash provided by operating activities is provided in the supplemental data pages.)

          During the second quarter, the Company continued to make solid progress on its global restructuring initiative, including actions related to low-cost country sourcing, capacity alignment and further administrative consolidation actions. Also during the quarter, the Company continued to win new business in Asia and with Asian manufacturers globally. In addition, Lear announced an industry first with its agreement to supply Ford Motor Company with SoyFoam™ for the seats in the 2008 Ford Mustang.

Full-Year 2007 Outlook

          Summarized below is the 2007 financial outlook for Lear’s core businesses. The outlook excludes results for Lear’s Interior business for the full year. On this basis, Lear expects 2007 net sales of approximately $15.0 billion. This is up about $200 million from the prior outlook, reflecting primarily a stronger Euro and increased production outside of North America.

          Lear anticipates 2007 core operating earnings to be in the range of $600 to $640 million. This is unchanged from the last full-year outlook provided, but the Company now sees earnings at or near the high end of this range.

          Restructuring costs in 2007 are estimated to be about $100 million.

          Interest expense is estimated to be in the range of $210 to $215 million. Pretax income before restructuring costs and other special items is estimated to be in the range of $335 to $375 million. Tax expense is expected to be approximately $120 million, depending on the mix of earnings by country.

          Capital spending in 2007 is estimated at approximately $235 million, down $15 million from the prior outlook, reflecting primarily program timing and spending efficiencies. Depreciation and amortization expense is estimated at about $310 million.

          Free cash flow is expected to be positive at about $275 million for the year.

          Key assumptions underlying Lear’s full-year financial outlook include expectations for industry vehicle production of approximately 15.1 million units in North America and 19.7 million units in Europe. In addition, we are assuming an exchange rate of $1.34/Euro.

          Lear will webcast its second-quarter earnings conference call through the Investor Relations link at http://www.lear.com at 9:00 a.m. EDT on August 2, 2007. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-706-679-3323 (international). The audio replay will be available two hours following the call at 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and will be available until August 16, 2007, with a Conference I.D. of 10224663.

Non-GAAP Financial Information

          In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the Company has provided information regarding “seating and electrical and electronic income before interest, other expense, income taxes, restructuring costs and other special items” (core operating earnings), “pretax income before restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, state and local non-income taxes, foreign exchange gains and losses, fees associated with the Company’s asset-backed securitization and factoring facilities, minority interests in consolidated subsidiaries, equity in net income of affiliates and gains and losses on the sale of assets. Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity.

          Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings and pretax income before restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items (including those items that are included in other expense) that are not indicative of the Company’s core operating earnings or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting in future periods.

          Core operating earnings, pretax income before restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income, net income, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

          For reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the supplemental data pages which, together with this press release, have been posted on the Company’s website through the Investor Relations link at http://www.lear.com. Given the inherent uncertainty regarding special items, other expense and the net change in sold accounts receivable in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

          This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers, fluctuations in the production of vehicles for which the Company is a supplier, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer productivity negotiations, the impact and timing of program launch costs, the costs and timing of facility closures, business realignment or similar actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, raw material costs and availability, the Company’s ability to mitigate the significant impact of increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers, the success of the Company’s restructuring initiative and other risks described from time to time in the Company’s Securities and Exchange Commission filings.

          The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

          Lear Corporation is one of the world’s largest suppliers of automotive seating systems, electrical distribution systems and electronic products. Lear’s world-class products are designed, engineered and manufactured by a diverse team of more than 90,000 employees at 236 facilities in 33 countries. Lear’s headquarters are in Southfield, Michigan. Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the Internet at http://www.lear.com.

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Lear Corporation and Subsidiaries
Consolidated Statements of Operations

(Unaudited; in millions, except per share amounts)

	Three Months Ended

	June 30, 2007	July 1, 2006

Net sales	$4,155.3	$4,810.2

Cost of sales	3,817.7	4,526.1
Selling, general and administrative expenses	142.8	170.9
Goodwill impairment charge	—	2.9
Divestiture of Interior business	(0.7)	—
Interest expense	51.3	53.2
Other expense, net	0.3	25.6

Income before income taxes	143.9	31.5
Income tax provision	20.3	37.9

Net income (loss)	$123.6	$(6.4)

Basic net income (loss) per share	$1.61	$(0.10)

Diluted net income (loss) per share	$1.58	$(0.10)

Weighted average number of shares outstanding
Basic	76.7	67.3

Diluted	78.2	67.3

Lear Corporation and Subsidiaries
Consolidated Statements of Operations

(Unaudited; in millions, except per share amounts)

	Six Months Ended

	June 30, 2007	July 1, 2006

Net sales	$8,561.4	$9,488.7

Cost of sales	7,912.9	8,985.4
Selling, general and administrative expenses	269.3	335.9
Goodwill impairment charge	—	2.9
Divestiture of Interior business	24.9	—
Interest expense	102.8	100.9
Other expense, net	25.3	17.3

Income before income taxes and cumulative effect of a change in accounting principle	226.2	46.3
Income tax provision	52.7	37.7

Income before cumulative effect of a change in accounting principle	173.5	8.6

Cumulative effect of a change in accounting principle, net of tax	—	2.9

Net income	$173.5	$11.5

Basic net income per share
Income before cumulative effect of a change in accounting principle	$2.27	$0.13
Cumulative effect of a change in accounting principle	—	0.04

Basic net income per share	$2.27	$0.17

Diluted net income per share
Income before cumulative effect of a change in accounting principle	$2.22	$0.13
Cumulative effect of a change in accounting principle	—	0.04

Diluted net income per share	$2.22	$0.17

Weighted average number of shares outstanding
Basic	76.5	67.3

Diluted	78.1	68.0

Lear Corporation and Subsidiaries
Consolidated Balance Sheets

(In millions)

	June 30, 2007	December 31, 2006

	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$565.2	$502.7
Accounts receivable	2,537.2	2,006.9
Inventories	564.7	581.5
Current assets of business held for sale	—	427.8
Other	321.0	371.4

	3,988.1	3,890.3

Long-Term:
PP&E, net	1,370.6	1,471.7
Goodwill, net	2,011.9	1,996.7
Other	551.2	491.8

	3,933.7	3,960.2

Total Assets	$7,921.8	$7,850.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Short-term borrowings	$9.9	$39.3
Accounts payable and drafts	2,623.2	2,317.4
Accrued liabilities	1,182.9	1,099.3
Current liabilities of business held for sale	—	405.7
Current portion of long-term debt	100.3	25.6

	3,916.3	3,887.3

Long-Term:
Long-term debt	2,352.4	2,434.5
Long-term liabilities of business held for sale	—	48.5
Other	819.5	878.2

	3,171.9	3,361.2

Stockholders’ Equity	833.6	602.0

Total Liabilities and Stockholders’ Equity	$7,921.8	$7,850.5

Lear Corporation and Subsidiaries
Supplemental Data

(Unaudited; in millions, except content per vehicle and share data)

	Three Months Ended

	June 30, 2007	July 1, 2006

Net Sales
North America	$1,909.2	$2,714.5
Europe	1,790.5	1,713.1
Rest of World	455.6	382.6

Total	$4,155.3	$4,810.2

Net Sales - Core Businesses
North America	$1,877.6	$2,006.9
Europe	1,756.4	1,503.6
Rest of World	455.6	373.3

Total	$4,089.6	$3,883.8

Content Per Vehicle*
North America	$474	$660
North America - core businesses	$466	$488
Europe	$347	$334
Europe - core businesses	$340	$293

Free Cash Flow **
Net cash provided by operating activities	$289.3	$74.8
Net change in sold accounts receivable	(46.2)	18.1

Net cash provided by operating activities before net change in sold accounts receivable	243.1	92.9
Capital expenditures	(39.1)	(92.1)

Free cash flow	$204.0	$0.8

Depreciation and Amortization	$75.7	$103.5

Core Operating Earnings **
Pretax income	$143.9	$31.5
Interest expense	51.3	53.2
Other expense, net	0.3	30.6	***
Restructuring costs and other special items -
Costs related to divestiture of Interior business	1.1	—
Fixed asset impairment charges related to Interior business	—	7.2
Goodwill impairment charge related to Interior business	—	2.9
Costs related to restructuring actions	34.8	15.2
Costs related to merger transaction	2.3	—
Gain on joint venture transaction	—	(1.0)
Less: Interior business	(4.4)	25.1

Core operating earnings	$229.3	$164.7

*	Content Per Vehicle for 2006 has been updated to reflect actual production levels.

**	See “Non-GAAP Financial Information” included in this press release.

***	Reported 2006 other expense, net of $25.6 million includes gains of $5.0 million related to restructuring costs and other special items detailed above.

Lear Corporation and Subsidiaries
Supplemental Data

(Unaudited; in millions, except content per vehicle and share data)

	Six Months Ended

	June 30, 2007		July 1, 2006

Net Sales
North America	$4,135.0		$5,356.3
Europe	3,557.2		3,390.3
Rest of World	869.2		742.1

Total	$8,561.4		$9,488.7

Net Sales - Core Businesses
North America	$3,523.0		$3,963.0
Europe	3,489.2		2,975.5
Rest of World	860.3		725.1

Total	$7,872.5		$7,663.6

Content Per Vehicle *
North America	$528		$650
North America - core businesses	$450		$481
Europe	$343		$331
Europe - core businesses	$337		$291

Free Cash Flow **
Net cash provided by operating activities	$247.5		$114.2
Net change in sold accounts receivable	(7.3)		(20.0)

Net cash provided by operating activities before net change in sold accounts receivable	240.2		94.2
Capital expenditures	(68.3)		(184.7)

Free cash flow	$171.9		$(90.5)

Depreciation and Amortization	$150.2		$201.3

Basic Shares Outstanding at end of quarter	76,700,558		67,338,918

Diluted Shares Outstanding at end of quarter ***	78,156,875		67,338,918

Core Operating Earnings **
Pretax income	$226.2		$46.3
Interest expense	102.8		100.9
Other expense, net	21.4	****	48.6	****
Restructuring costs and other special items -
Costs related to divestiture of Interior business	34.9		—
Fixed asset impairment charges related to Interior business	—		9.2
Goodwill impairment charge related to Interior business	—		2.9
Costs related to restructuring actions	50.6		39.8
U.S. salaried pension plan curtailment gain	(36.4)		—
Costs related to merger transaction	11.7		—
(Gain) loss on joint venture transactions	3.9		(26.9)
Less: Interior business	(15.6)		75.8

Core operating earnings	$399.5		$296.6

*	Content Per Vehicle for 2006 has been updated to reflect actual production levels.

**	See “Non-GAAP Financial Information” included in this press release.

***

Calculated using stock price at end of quarter. Excludes certain shares related to outstanding convertible debt, as well as certain options, restricted stock units, performance units and stock appreciation rights, all of which were antidilutive.

****	Reported 2007 and 2006 other expense, net of $25.3 million and $17.3 million, respectively, include
(gains) losses of $3.9 million and $(31.3) million, respectively, related to restructuring costs and other special items detailed above.